UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 26, 2004

THE SINGING MACHINE COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24968	95-3795478
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6601 Lyons Road, Bldg. A-7, Coconut Creek, FL 33073

(Address of Principal Executive Office) (Zip Code)

(954) 596-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Item 5.     Other Events

On February 26, 2004, we held our Annual Meeting of Shareholders at the Marriot Hotel located at Boca Center, 5150 Town Center Circle, Boca Raton, Florida. At this meeting, our shareholders approved the following three (3) proposals, with the necessary number of votes required by our charter documents and applicable corporate laws,

1. The election of Bernard Appel, Jay Bauer, Yi Ping Chan and Richard Ekstract as directors to serve until the next Annual Shareholder’s Meeting and until their successors are elected and qualified;

2. The approval of an amendment to our Year 2001 Stock Option Plan to permit the direct grant of stock awards to eligible participants.

3. The ratification of Grant Thornton LLP as our independent certified public accountants for the fiscal year ended March 31, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE SINGING MACHINE COMPANY, INC.

Date: February 26, 2004	By:	/s/ APRIL GREEN
April Green Chief Financial Officer

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